Exhibit 10.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CLARCOR INC. EXECUTIVE RETIREMENT PLAN.

This Amendment No. 1 to the Amended and Restated CLARCOR Inc. Executive Retirement Plan is dated and effective as of December 14, 2009.

WHEREAS, CLARCOR Inc. (the “Company”) currently has in effect the Amended and Restated CLARCOR Inc. Executive Retirement Plan with an effective date of January 1, 2008 (the “Plan”);

WHEREAS, the Board of Directors of the Company authorized the amendment of the Plan, as further specified herein;

WHEREAS, all capitalized terms used herein have the meanings ascribed to them in the Plan unless otherwise defined;

NOW, THEREFORE, the Plan is hereby modified as follows:

1.	Amendments.

(a)	The following definitions are added to Article I of the Plan:

“PBGC Rate” means the “immediate” interest rate published each month by the PBGC that is used to determine the amount of lump-sum benefits paid by PBGC under plans that PBGC trustees.

“36 Month Average PBGC Rate” means the mathematical average of the most recently published thirty six months of PBGC Rates as of the date on which benefits under this Plan are to commence (i.e., the PBGC Rate in effect on such date, plus the thirty five PBGC Rates published immediately prior thereto; divided by thirty six).

(b)	Paragraph (a) of Article VIII of the Plan is hereby deleted and replaced in its entirety by the following text:

(a)           A Participant may elect to receive the payment of his benefit in one of the following optional forms: (1) a single sum payment or (2) a single life and 15 year certain annuity.  The determination of an elected single sum payment shall be actuarially equivalent to a single life and 15 year certain annuity and shall be based on (i) the unisex mortality assumptions then being used to calculate alternative benefits under the CLARCOR Pension Plan and (ii) the 36 Month Average PBGC Rate.

2.	No Further Amendment. Except as set forth in the preceding paragraphs, the Plan and all other provisions thereof remain unchanged and in full force and effect as originally adopted.

IN WITNESS WHEREOF, the Secretary of the Company has hereunto set his hand pursuant to the authorization from its Board of Directors.

CLARCOR Inc.

/s/ Richard M. Wolfson
By:	Richard M. Wolfson
Vice President – General Counsel and Corporate Secretary